UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2014

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 24, 2014 Full House Resorts, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose that on March 21, 2014 it entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with The Majestic Star Casino, LLC (“Majestic”) and Majestic Mississippi, LLC for the purchase of outstanding interests of Majestic Mississippi, LLC

On June 23, 2014, the Company terminated the Interest Purchase Agreement on the basis of mutual agreement, or in the alternative, inability to obtain financing for the purchase. The termination became effective immediately. On June 25, 2014, Majestic notified the Company that it believes that the Interest Purchase Agreement remains in effect and disputes the termination of the Interest Purchase Agreement by the Company. Additionally, Majestic has disputed the release of the $1.75 million held in escrow pursuant to the terms of the Interest Purchase Agreement to the Company. At this time, no lawsuit has been filed relating to the termination of the Interest Purchase Agreement and the parties continue to discuss the issues related to the termination.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: June 27, 2014	/s/ Deborah J. Pierce
Deborah J. Pierce
Chief Financial Officer

3